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                            NATIONAL INSURANCE GROUP
                     395 Oyster Point Boulevard, Suite 500
                  South San Francisco, California  94080-1933

Contact:                                      Date:   October 22, 1996
Bruce Cole                                    Time:   1:00 p.m.
415-872-6772                                          Pacific Daylight Time



         NATIONAL INSURANCE GROUP REPURCHASES ADDITIONAL 100,000 SHARES

South San Francisco, California, October 22, 1996; National Insurance Group (NASDAQ National Market: NAIG) announced today that it had repurchased 100,000 shares of the Company's common stock from an institutional investor in a privately negotiated transaction. The shares were purchased for $6.95 per share.

The repurchase will reduce the number of common shares outstanding to 3,896,897 and represents a reduction of 2.5% of the Company's outstanding stock. The repurchase follows a previous repurchase of 705,300 shares of the Company's stock last month in another privately negotiated transaction. A spokesman for the Company said that the Company has no present intention to make any further repurchases of its stock.

National Insurance Group furnishes specialized information services, technology and insurance products to financial institutions, mortgage bankers and others. Those services include flood zone determination services, mortgage and lease collateral insurance and other tracking services and forced-order hazard and collateral protection insurance.